                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       BridgeStreet Accommodations, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                              [BridgeStreet Logo]
                             30670 BAINBRIDGE ROAD
                                SOLON, OH 44139

                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1998
                         ------------------------------

     The Annual Meeting of Stockholders of BridgeStreet Accommodations, Inc. will be held on Tuesday, May 19, 1998 at 9:30 o'clock in the morning, Eastern Daylight Time, at The Ambassador Room, Renaissance Cleveland Hotel, Cleveland, Ohio for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to approve the Company's 1997 Equity Incentive Plan, as amended.

     3. To consider and act upon a proposal to approve the Company's 1998 Employee Stock Purchase Plan.

     4. To consider and act upon such other business and matters or proposals as may properly come before said Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 3, 1998 as the record date for determining the stockholders having the right to receive notice of and to vote at said Annual Meeting.

                                            By Order of the Board of Directors

                                            CONSTANTINE ALEXANDER
                                            Secretary

Solon, Ohio
April 14, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                              [BRIDGESTREET LOGO]

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1998

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of BridgeStreet Accommodations, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Tuesday, May 19, 1998 at 9:30 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year, to approve the Company's 1997 Equity Incentive Plan, as amended, and to approve the Company's 1998 Employee Stock Purchase Plan.

     If a stockholder specifies in the proxy accompanying this Proxy Statement (the "Proxy") how it is to be voted, it will be voted in accordance with such specification, but any Proxy which is signed and returned and which does not specify how it is to be voted will be voted "for" the election of the nominees for directors named herein, and for approval of the 1997 Equity Incentive Plan and the 1998 Employee Stock Purchase Plan. Any stockholder giving a Proxy in the accompanying form retains the power to revoke it at any time before it is exercised by delivering a written revocation to the Secretary of the Company, by executing and returning to the Company a proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the stockholder's Proxy unless such stockholder affirmatively indicates thereat his or her intention to vote the shares in person.

     The Company's principal executive offices are located at 30670 Bainbridge Road, Solon, Ohio 44139. The Company mailed this Proxy Statement and the Proxy on or about April 14, 1998 to its stockholders of record at the close of business on April 3, 1998.

                ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements and the report of Arthur Andersen LLP thereon, is being mailed herewith to each of the Company's stockholders of record at the close of business on April 3, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     At its first meeting following the annual meeting of stockholders the Company's Board of Directors will approve independent certified public accountants for the ensuing year.

                               VOTING SECURITIES

     The holders of record of shares of Common Stock of the Company at the close of business on April 3, 1998 may vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 8,169,659 shares of Common Stock. Each stockholder has one vote at the Annual Meeting for each share of Common Stock held of record on said date. As long as a quorum (a majority of issued and outstanding shares of Common Stock) is present at the Annual Meeting, the directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereat, and approval of the 1997 Equity Incentive Plan and the 1998 Employee Stock Purchase Plan will require the affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter. Votes may be cast in favor of the election of the nominees for director or withheld; votes that are withheld will have no effect on the outcome of the election of directors. Abstentions will have the effect of a vote against the approval of each of the 1997 Equity Incentive Plan and the 1998 Employee Stock Purchase Plan. If a broker or nominee holding stock in "street name" indicates on the Proxy that it does not have a discretionary authority to vote as to approval of the 1997 Equity Incentive Plan or the 1998 Employee Stock Purchase Plan, those shares represented by the Proxy will not be considered as present and entitled to vote with respect to any such matter. Accordingly, "broker non-votes" on any such matter will not be counted as votes cast in determining approval of such matter.

                                     ITEM I

                             ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of one or more directors, the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at nine. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. The By-laws provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board of Directors. No decrease in the number of directors, however, shall affect the term of any director in office. Nevertheless, it is possible that, under circumstances deemed by the Board of Directors to be appropriate, such action may be taken at any time during the ensuing year.

     Each of the following directors has been nominated for reelection at the Annual Meeting.

     WILLIAM N. HULETT, III, age 54, has been President, Chief Executive Officer and a director of the Company since January 1997. He is also Chief Executive Officer and sole director of each of the Company's wholly-owned subsidiaries. Prior to the commencement in June 1997 of his employment with the Company under his employment agreement, Mr. Hulett served from January 1997 through May 1997 as a consultant to the Company. Mr. Hulett's career in the hotel industry has spanned 33 years, from 1960 to 1993. During 21 years with Westin Hotels ("Westin") (from 1960 to 1981), Mr. Hulett managed some of the best known hotels in America, including the St. Francis in San Francisco and The Mayflower in Washington, D.C., served as the Managing Director for all Westin Hotels in Hawaii, and also served as Vice President for Operations and Development, during which time Westin built the Westin in Cincinnati and the Westin O'Hare in Chicago. In 1981, Mr. Hulett joined the Nestle Corporation as President of the Stouffer Hotel Company ("Stouffer"). During his 12 years as President of Stouffer, Stouffer built, acquired or joint ventured over 35 hotels. In 1993, when Stouffer was sold, he devoted his time to fund raising and building the Rock and Roll Hall of Fame and Museum, which opened in Cleveland, Ohio in 1995. He served as Chairman and Chief Executive Officer of the facility until joining BridgeStreet in 1997. In 1996, Mr. Hulett was named Business
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Executive of the Year by the Cleveland Sales and Marketing Executives
Association. Mr. Hulett is a director of the Travel Industry Association of America and of Developers Diversified Realty Corporation, and has served the American Hotel and Motel Association in various capacities, including Vice Chairman of its Educational Institute. Mr. Hulett currently serves as Chairman of the Cleveland Chapter of the American Red Cross.

     ROCCO A. DI LILLO, age 46, has been Vice President, Chief Operating Officer and a director of the Company, and President and Chief Operating Officer of Corporate Lodgings, Inc. ("CLI"), one of the Company's operating subsidiaries, since January 1997. Mr. Di Lillo also is President of City Visitor Publications, Inc., a leading publisher of travel and visitor guides in the Midwest. Until the acquisition by the Company of CLI in January 1997, Mr. Di Lillo was President of CLI, which he founded in March 1987. Mr. Di Lillo was named 1997 Ohio Entrepreneur of the Year for service companies by Ernst & Young LLP.

     PAUL M. VERROCHI, age 49, has been Chairman of the Board of Directors of the Company since August 1996. In 1992, Mr. Verrochi co-founded American Medical Response, Inc. ("AMR"), which prior to its acquisition was a publicly-held company and the largest national provider of ambulance services. From August 1992 to January 1996, Mr. Verrochi served as AMR's President and Chief Executive Officer, and until January 1997 he also served as the Chairman of the Board of Directors. Mr. Verrochi was selected as the 1995 National Entrepreneur of the Year for Emerging Growth Companies by Inc. Magazine. Mr. Verrochi serves as an advisory board member to numerous charitable foundations, including the New England Aquarium and the Boston Symphony Orchestra. Mr. Verrochi also is President and a director of Provant, Inc., a training and development company, which he co-founded in 1997, Chairman of American Business Partners LLC ("ABP") and a director of Coach USA, Inc.

     JAMES M. BIGGAR, age 69, has been a director of the Company since September 1997. Mr. Biggar has been Chairman and Chief Executive Officer of Glencairn Corporation, a real estate development company, since July 1991. From 1960 to July 1991, Mr. Biggar served in various positions with subsidiaries of Nestle SA and the Stouffer Corporation (which was acquired by Nestle SA in 1973), including Director of Marketing, Vice President and ultimately Chief Executive Officer of the Stouffer Corporation, President, Chief Executive Officer and Chairman of Nestle Enterprises, Inc. and Chairman of Nestle USA, Inc. Mr. Biggar is a director of The Sherwin-Williams Company and ESSEF Corporation.

     LYNDA D. CLUTCHEY, age 40, has been a director of the Company, and President and Chief Operating Officer of Temporary Corporate Housing, Inc. ("TCH"), one of the Company's operating subsidiaries, since January 1997. Until January 1997, Ms. Clutchey was President and a director of TCH, which she co-founded in August 1983. Prior to co-founding TCH, Ms. Clutchey served in the United States Peace Corps.

     ROBERT R. MESEL, age 62, has been a director of the Company since September 1997. Mr. Mesel recently retired from BP Chemicals, Inc., where from January 1991 he served as President and Chief Executive, and since June 1994 he served as Chief Executive, Bulk Chemicals Division (London). Prior to joining BP Chemicals, Inc., Mr. Mesel had been Vice President, Administration of BP America, Inc. from October 1989 until January 1991, and Vice President, Corporate Control of Standard Oil from July 1985 until October 1989. Previously, from May 1980 to July 1985, Mr. Mesel was President of Chase Brass, a manufacturing company. Mr. Mesel has served on many local community and charitable boards, as well as the Board of Regents and the Board of Trustees for Canisius College.

     CONNIE F. O'BRIANT, age 39, has been a director of the Company, and President and Chief Operating Officer of Temporary Housing Experts, Inc. ("THEI"), one of the Company's operating subsidiaries, since January 1997. Until January 1997, Ms. O'Briant was President and a director of THEI, which she co-founded in May 1991. THEI received the Memphis Business Journal's "Memphis Business of the Year" Small

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

Business Award in 1994. Ms. O'Briant is a member of the President's Council of United American Bank and an investment partner of Junior Achievement.

     MELANIE R. SABELHAUS, age 49, has been a director of the Company since January 1997 and Vice President of Global Sales since January, 1998. From January 1997 through December 1997 she was President and Chief Operating Officer of Exclusive Interim Properties, Ltd. ("EIP"), one of the Company's operating subsidiaries. Until January 1997, Ms. Sabelhaus was President and a director of EIP, which she founded in June 1987. Prior to founding EIP, Ms. Sabelhaus spent 17 years in various sales and management positions at IBM. Ms. Sabelhaus was listed in the Woman's Top 100 of Maryland 1996, and also was honored by the Baltimore Business Journal in 1995 for operating one of the top 25 women-owned businesses in that city.

     JERRY SUE THORNTON, PH.D., age 51, has been a director of the Company since September 1997. Dr. Thornton has been President of Cuyahoga Community College, the largest community college in Ohio, since 1992. Previously, from 1985 to 1992, Dr. Thornton was President of Lakewood Community College in White Bear Lake, Minnesota. Dr. Thornton is a director of Applied Industrial Technologies, Inc. and National City Bank (Cleveland), and of several non-profit organizations, including the Greater Cleveland Growth Association, the Urban League of Greater Cleveland and United Way Services.

CERTAIN INFORMATION REGARDING DIRECTORS

     The Board of Directors of the Company, which held six meetings in 1997, has the following committees:

     The Compensation Committee, consisting of Messrs. Biggar and Mesel and Dr. Thornton, whose function is to establish a general compensation policy for the Company, administer the Company's 1997 Equity Incentive Plan and Stock Plan for Non-Employee Directors and determine, subject to the provisions of the Company's employee benefit plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee did not meet during 1997.

     The Audit Committee, consisting of Mr. Mesel and Dr. Thornton, whose function is to make recommendations concerning the engagement of independent public accountants, to review with the independent public accountants the plans for and results of the Company's annual audit, to approve professional services provided by and the independence of the independent public accountants, to consider the range of audit and non-audit fees and to review the adequacy of the Company's internal accounting controls. The Audit Committee did not meet during 1997.

     Each director of the Company attended at least 75% of all meetings of the Board and all committees of which he or she was a member during 1997. There are no family relationships among any of the directors or executive officers of the Company.

COMPENSATION OF DIRECTORS

     Mr. Verrochi and members of the Board of Directors who also serve as officers of the Company or its subsidiaries do not receive compensation for serving on the Board. Each other member of the Board receives a fee of $2,000 for each Board of Directors meeting attended, except that $500 is paid if a telephonic meeting is held, and an additional fee of $1,000 for each committee meeting attended, except that $500 is paid for each committee meeting attended on the same date as a Board meeting. All receive reimbursement of reasonable expenses incurred in attending Board and committee meetings and otherwise carrying out their duties.

     The Company's Board of Directors has adopted the Stock Plan for Non-Employee Directors (the "Directors' Plan"). Subject to adjustment for stock splits and similar events, a total of 100,000 shares of Common Stock are reserved for issuance under the Directors' Plan. Pursuant to the Directors' Plan, on

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

September 24, 1997 (the "Initial Grant Date"), each director who was neither an employee of the Company or one of its subsidiaries nor a holder of five percent or more of the Company's Common Stock and each director nominee (each a "non-employee director"), received an option to purchase 12,500 shares of Common Stock with a per-share exercise price equal to $9.00. Following the Initial Grant Date, each such non-employee director will be granted, on every third anniversary of the Initial Grant Date (provided he or she still is a non-employee director at such time), an option to acquire an additional 7,500 shares of Common Stock. Each non-employee director initially elected following the Initial Grant Date will be granted upon such election an option to purchase 7,500 shares of Common Stock, and thereafter will be granted, immediately following every third anniversary of such election provided he or she still is a non-employee director at such time (or third annual meeting at which such non-employee director is reelected, if the director initially was elected at an annual meeting) an option to acquire an additional 7,500 shares of Common Stock. The exercise price of options granted following the Initial Grant Date will be the fair market value of the Common Stock on the date of grant. Each option will be non-transferable except upon death (unless otherwise approved by the Board), will expire 10 years after the date of grant and will become exercisable with respect to one-third of the shares of Common Stock issuable thereunder on each of the first three anniversaries of the date of grant if the individual is a director at such time (except options granted on the Initial Grant Date, which become exercisable with respect to one-third of the shares issuable thereunder on each of January 1, 1998, 1999 and 2000 if the individual is a director on those dates). If the director dies or otherwise ceases to be a director prior to the expiration of an option, the option (if exercisable) will remain exercisable for a period of one year (following death) or three months (following other termination of the individual's status as a director), but in no event beyond the tenth anniversary of the date of grant. The Board of Directors may at any time or times amend the Directors' Plan for any purpose that at the time may be permitted by law.

                                    ITEM II

              PROPOSALS TO APPROVE THE 1997 EQUITY INCENTIVE PLAN

     The 1997 Equity Incentive Plan, as amended (the "1997 Plan") was adopted by the written consent of the stockholders of the Company in March 1997 and provides for the award of up to 1,000,000 shares of Common Stock in the form of incentive stock options ("ISOs"), non-qualified stock options, restricted stock, stock appreciation rights, performance shares or stock units (each, an "Award"). To date, the Company has only awarded ISOs and non-qualified stock options under the 1997 Plan. The Company has not awarded stock appreciation rights, performance shares, restricted stock or stock units under the 1997 Plan.

     On February 20, 1998, the Board of Directors approved an amendment to the 1997 Plan, subject to stockholder approval, increasing the maximum number of shares of Common Stock which may be issued under the 1997 Plan by 500,000 shares to a total of 1,500,000 shares of Common Stock. As of March 31, 1998, 447,533 shares of Common Stock remain available for Awards under the 1997 Plan. The closing price of the Common Stock on the Nasdaq National Market ("Nasdaq") on March 31, 1998 was $10.75. The Board believes that the amendment increasing the shares available under the 1997 Plan is a necessary factor in allowing the Company to attract and retain those highly competent individuals upon whose judgment, initiative and leadership the Company's continuing success in large measure depends.

     The Board is seeking stockholder approval of the 1997 Plan (including the recent amendment) in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code"). Section 162(m) of the Code imposes a $1 million limit on deductions of the Company with respect to compensation of the Company's Chief Executive Officer and four other most highly compensated executive officers. Stock options (whether ISOs or non-qualified stock options) will be excluded from this limitation provided that the exercise price of the option is equal to the fair market value of the Company's shares subject

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

to the option on the date of the grant, the 1997 Plan includes a provision stating the maximum number of shares with respect to which stock options may be granted to any employee during a specified period of time, and certain other requirements, relating to the composition of the Compensation Committee and shareholder approval of 1997 Plan, are met.

     The following is a summary of the material provisions of the 1997 Plan, which is qualified in its entirety by a copy of the 1997 Plan which is attached hereto as Exhibit A.

     The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee determines those employees and consultants (including directors who are employees or consultants) who receive Awards and the size and type of Awards. The Committee has authority to adopt, alter and repeal rules and guidelines governing the 1997 Plan, interpret provisions of the 1997 Plan and decide all disputes arising in connection with the 1997 Plan.

     OPTIONS. The Committee may award ISOs and non-qualified stock options (collectively, the "Options") and determines the number of shares to be covered by each Option, the Option price therefor, the term of the Option, when an Option becomes exercisable, and other conditions and limitations applicable to the exercise of the Option. As required by the Code, the Option price per share of Common Stock purchasable under an ISO cannot be less than 100% of the fair market value of the Common Stock on the date of grant (110%, in case of a 10% shareholder). The 1997 Plan provides that in no event shall any optionee receive in any calendar year, awards under the 1997 Plan for more than 200,000 shares of Common Stock. The 1997 Plan also provides that the Option price per share of Common Stock purchasable under a non-qualified stock option will be determined by the Committee, and may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. The Committee may at any time accelerate the exercisability of all or any portion of any Option. No ISO may be exercised later than 10 years from the date of grant, provided that persons who are deemed to own more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries may exercise an ISO not later than 5 years from the date of grant.

     For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him upon the exercise of an ISO. Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an ISO. However, if the aggregate fair market value (determined at the time the Option is granted) of the Common Stock covered by ISOs which are exercisable for the first time by an individual in a calendar year exceeds $100,000, the amount of the excess will not be treated as shares acquired through exercise of an ISO.

     If shares acquired upon the exercise of an ISO are not disposed of until the later of (i) the two-year period following the date the ISO is granted or
(ii) the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the ISO (the "Statutory Holding Period"), the difference between the amount realized on any disposition thereafter and the Option price will be treated as long-term capital gain or loss to the optionee. Any long-term capital gain will be taxed at a rate of 20% to the extent the shares were held for more than 18 months, and 28% to the extent the shares were held for more than 12 months but not more than 18 months. If a disposition occurs before the expiration of the Statutory Holding Period, then the lower of
(i) any excess of the fair market value of the shares at the time of exercise of the ISO over the Option price or (ii) the actual gain realized on disposition will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. In such event, the Company will be entitled to a corresponding deduction from its income, provided the Company satisfies applicable reporting requirements with respect to such income in a timely manner. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from the income in the taxable year in which the disposition occurs. Any excess of the amount

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

realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as short-term capital gain and taxed at ordinary rates.

     "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is imposed at rates of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the Option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The payment of any alternative minimum tax resulting therefrom will not increase the optionee's basis in the shares acquired for regular income tax purposes. However, the amount of adjusted net alternative minimum tax paid in any taxable year is available as a credit against regular tax in future years.

     Under the Code, a person who is granted a non-qualified stock option will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the Option price. The optionee's basis for such shares will be increased by the amount which is deemed compensation income. Subject to Section 162(m) of the Code, for the year in which a non-qualified stock option is exercised, the Company will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided the Company satisfies applicable reporting requirements with respect to such income in a timely manner. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

     Any capital gain recognized on the disposition of shares by the optionee will be short-term capital gain to the extent such shares are held by the recipient for 12 months or less and long-term capital gain to the extent such shares are held by the recipient for more than 12 months.

     Any deduction by the Company on account of compensation income recognized by an optionee may also be limited by Section 280G of the Code.

     Section 280G of the Code provides that the Company may not deduct the amount of any "excess parachute payment" (as defined under Section 280G(b) of the Code). Thus, to the extent that any change in the vesting or cancellation provisions of an ISO or nonqualified option would result in the Optionee being deemed to receive, in the reasonable opinion of the Company's tax advisor, compensation constituting an "excess parachute payment" under the Code, the amount of such excess parachute payment would not be deductible by the Company as an expense.

     RESTRICTED STOCK. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock for a purchase price equal to or greater than par value, subject to such conditions and restrictions, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the 1997 Plan, the Compensation Committee may award shares of Restricted Stock and determine the cash purchase price or other consideration therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Compensation Committee may modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. A participant has all the rights of a stockholder with respect to his or her Restricted Stock including voting and dividend rights, subject to any applicable restrictions on transfer and Company repurchase or forfeiture rights, and subject to any other conditions contained in the Award.

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

     A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, less any amount paid for such stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. Subject to Section 162(m) of the Code and satisfaction of the applicable reporting requirements, the Company will be entitled to deduct, as compensation expense, the same amount as the recipient must include in ordinary income in the Company's tax year which includes the last day of the recipient's tax year in which the recipient is required to include the amount in income. If the election is made, no taxable income will be recognized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to amounts previously included in income with respect to the shares. However, the recipient is allowed a capital loss if the amount paid for the shares is not fully restored upon forfeiture. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of the shares begins when the restriction period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

     GENERAL. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a participant to defer all or any portion of a payment under the 1997 Plan, including the crediting of interest on deferred amounts denominated in Common Stock. Such a deferral may have no effect for purposes of determining the timing of taxation of payments. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an ISO to a non-qualified stock option, if the participant consents to such action or the Committee determines that the action would not materially and adversely affect the participant. Awards may not be made under the 1997 Plan after March 26, 2007, but outstanding Awards may extend beyond such date.

     The number of shares of Common Stock issuable pursuant to the 1997 Plan may not be changed except by approval of the stockholders. However, in the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, splitup, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be made available under the 1997 Plan, the Committee may adjust equitably the number and kind of shares of stock or securities in respect of which Awards may be made under the 1997 Plan, the number and kind of shares subject to outstanding Awards, and the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award. Except pursuant to the preceding sentence and except for Options covering shares of Common Stock aggregating no more than five percent of the shares of Common Stock reserved for issuance under the 1997 Plan at the time, the Committee may not reprice outstanding Options under the 1997 Plan without approval by the stockholders. Common Stock subject to Awards which expire or are terminated prior to exercise or Common Stock which has been forfeited under the 1997 Plan will be available for future Awards under the Plan. Any proceeds received by the Company from transactions under the 1997 Plan will be used for the general purposes of the Company.

     In the event of the acquisition of the Company in a transaction that is intended to be treated as a pooling-of-interests for accounting purposes, the Committee or the Board of Directors shall cause the acquiror or an affiliate of the acquiror to grant replacement Awards to participants. In all other transactions that result in the acquisition of the Company by another person or entity, the Committee or the Board of Directors in its discretion shall either (a) arrange for replacement Awards to be granted to participants,
(b) at least 20 days prior to the consummation of such acquisition, notify participants that all outstanding Awards will terminate upon consummation and may be exercised in full immediately prior to consummation, or (c) terminate all Awards in exchange for a cash payment.

     The 1997 Plan may be amended from time to time by the Board of Directors or terminated in its entirety, provided that no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

     Future Awards under the 1997 Plan are subject to the discretion of the Compensation Committee. Therefore, it is impossible to indicate the specific Awards that will be granted to or benefits that will be received by any individual participant or group of participants under the 1997 Plan. The following table, however, provides the amounts of Awards made during 1997 through the grant of Options to the executive officers named in the "Summary Compensation Table," all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including all current officers who are not executive officers, as a group.

                                                               1997 EQUITY
                                                              INCENTIVE PLAN
                                                             NUMBER OF SHARES   VALUE OF OPTIONS AT
                           NAME                               UNDER OPTIONS     DECEMBER 31, 1997(1)
                           ----                              ----------------   --------------------
William N. Hulett, III.....................................      150,000              $173,850
Rocco A. Di Lillo..........................................       75,000                86,925
Mark D. Gagne..............................................       75,000                86,925
Current Executive Officer Group (3 Persons)................      300,000               347,700
Non-Executive Officer Director Group (6 Persons)(2)........           --                    --
Non-Executive Officer......................................      198,717               222,391
     Employee Group (94 Persons)

---------------

(1) Determined by multiplying the number of shares that may be purchased under Options by the difference between $10.156, the closing price of the Common Stock on Nasdaq on December 31, 1997, and the exercise price of the Options.

(2) Does not include options to purchase 37,500 shares of Common Stock granted to non-employee directors under the Directors' Plan.

     THE BOARD URGES THE STOCKHOLDERS TO VOTE FOR APPROVAL OF THE 1997 PLAN, AS AMENDED.

                                    ITEM III

                            PROPOSAL TO APPROVE THE
                       1998 EMPLOYEE STOCK PURCHASE PLAN

     On February 20, 1998, the Board of Directors approved the 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to stockholder approval. The Stock Purchase Plan is intended to provide employees of the Company an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock. Under the Stock Purchase Plan, payroll deductions will be used to purchase shares of the Company's Common Stock for eligible, participating employees. The following is a summary of the material provisions of the Stock Purchase Plan, which is qualified in its entirety by a copy of the Stock Purchase Plan which is attached hereto as Exhibit B.

     The Stock Purchase Plan is administered by an administrator (the "Administrator") appointed by the Board of Directors. The Compensation Committee currently administers the Stock Purchase Plan. Subject to the final determination of the Board of Directors of the Company, the Administrator has the power to interpret and construe the provisions of the Stock Purchase Plan and to adopt rules and regulations for administering the Stock Purchase Plan. The determination of the Administrator to any matter or provision contained in the Stock Purchase Plan will be final and binding on the Company, the participants, beneficiaries and all other parties.

     Any employee who has completed six full months of employment with the Company or with any of its present or future subsidiaries designated for participation in the Stock Purchase Plan is eligible to participate in the Stock Purchase Plan, except: (i) employees who are not customarily employed by the Company for more than five months in a calendar year, (ii) employees who are not customarily employed by the Company for more than 20 hours per week, and (iii) employees who own or hold options to purchase, or as a result of participation in the Stock Purchase Plan would own or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. There are currently approximately 350 employees eligible to participate in the Stock Purchase Plan.

     The Stock Purchase Plan authorizes the issuance by the Company of up to 500,000 shares of the Company's Common Stock, subject to adjustment upon changes in the capitalization of the Company, to participating employees. If at any time the number of shares of Common Stock reserved under the Stock Purchase Plan is not sufficient to satisfy then unfilled purchase requirements, the available shares will be allocated pro rata among the participants and all payroll deductions not used to purchase shares of Common Stock will be returned to the participants without interest. Based on the closing price of a share of the Company's Common Stock on March 31, 1998, which was $10.75, the market value of 500,000 shares of Common Stock reserved under the Plan was $5,375,000.

     Each offering of Common Stock under the Stock Purchase Plan is for a three month period beginning on the first day of the first month of each of the Company's fiscal quarters (the "Offering Period"). Offerings will commence on the first day of the Offering Period (the "Offering Commencement Date") and terminate on the last day of such period. The first Offering Period will begin on July 1, 1998, subject to shareholder approval of the Stock Purchase Plan.

     An eligible employee may participate in the Stock Purchase Plan by authorizing a whole percentage (not less than one percent and not more than ten percent) of the employee's base pay to be deducted by the Company during each Offering Period. An eligible employee may participate in any offering by completing an authorization form and filing it with the Company no later than seven calendar days prior to the Offering Commencement Date. A participant may not alter the rate of his or her payroll deductions during the Offering Period. On the last day of each Offering Period (the "Offering Termination Date"), a participant will be deemed to have automatically exercised a right to purchase the full number of shares of Common Stock that his or her payroll deductions will purchase at the applicable purchase price. In lieu of purchasing any fractional shares of Common Stock, any excess, unless otherwise requested by the participant, will be held in the participant's account for use during the next quarterly period.

     The applicable purchase price under the Stock Purchase Plan for any offering of Common Stock is equal to 85 percent of the fair market value of a share of the Company's Common Stock on the close of either the applicable Offering Commencement Date or applicable Offering Termination Date, whichever is less. No participant may purchase shares of Common Stock under the Stock Purchase Plan during any Offering Period which have a fair market value (determined at the beginning of the Offering Period) of more than $6,250.

     An employee may withdraw from an offering at any time prior to the Offering Termination Date for the Offering Period by delivering a withdrawal notice to the Company, in which event the Company will refund the entire balance of the employee's deductions made such Offering Period. Upon termination of a participant's employment for any reason, his or her participation in the Stock Purchase Plan terminates. Upon such termination, the Company will refund the entire balance of the participant's deductions made during the Offering Period in which such termination occurs.

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Stock Purchase Plan is neither subject to the Employee Retirement Income Security Act of 1974 nor qualified under Section 401(a) of the Code. If the requirements of Section 423 are met, a participant will not recognize taxable income when the purchase right is granted or when shares of Common Stock are purchased on his or her behalf under the Stock Purchase Plan. A participant will become liable for tax on disposition of shares purchased under that Plan. Under current federal tax rules, if the participant has owned such shares for at least one year and for at least two years since the Offering Commencement Date (or the date the purchase right was granted if an employee becomes a participant after the Offering Commencement Date), he or she will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock at the time the purchase right was granted and the purchase price (or, if less, the difference between the fair market value of the Common Stock at the time of the disposition and the purchase price paid by the participant). Any additional gain will be taxable as capital gain. If a participant disposes of shares of Common Stock purchased pursuant to the Stock Purchase Plan before he or she has owned such shares for the period described above, he or she will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock at the time it was purchased and the purchase price. Any additional gain will be taxable as capital gain.

     In the event of a merger or consolidation to which the Company is a party (other than a merger or consolidation in which the shareholders of the Company immediately prior to the merger or consolidation shall immediately following the merger or consolidation own securities in the resulting corporation having the right to cast more than 50 percent of the votes necessary to elect a majority of the Directors of the resulting corporation), or in the event of sale or transfer of all or substantially all of the Company's assets, the Stock Purchase Plan shall terminate and the date of any such transaction shall be the Offering Termination Date. Each participant shall be deemed to have exercised his or her purchase rights as of the Offering Termination Date to the extent of his or her accumulated payroll deductions, and shall be entitled to receive the securities or property to which a holder of shares of the Company's Common Stock was entitled immediately prior to the transaction.

     The Board of Directors may at any time amend the Stock Purchase Plan, except that no amendment may be made without the approval of the holders of a majority of the Company's outstanding Common Stock if such amendment would increase the number of shares then available under the Stock Purchase Plan. The Board of Directors may terminate the Stock Purchase Plan at any time but no such termination will adversely affect purchase rights then outstanding under the Stock Purchase Plan. The Stock Purchase Plan will terminate on the Offering Termination Date on which options have been exercised for the full number of shares then available under the Stock Purchase Plan.

     The benefit to be received or shares to be purchased by any individual participant or group of participants under the Stock Purchase Plan cannot be determined at this time because the extent that any employee will elect to participate in the Stock Purchase Plan is unknown.

     THE BOARD OF DIRECTORS URGES THE SHAREHOLDERS TO VOTE FOR THE APPROVAL OF THE STOCK PURCHASE PLAN.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table contains a summary of the annual, long-term and other compensation of certain of the Company's executive officers at December 31, 1997, including its Chief Executive Officer, for each of the Company's fiscal year ended December 31, 1997.

                                                                         ANNUAL COMPENSATION
                                                                      -------------------------
                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                                                    SECURITIES
                                                                                    UNDERLYING
                NAME AND PRINCIPAL POSITION                   YEAR    SALARY($)     OPTIONS(#)
                ---------------------------                   ----    ---------     ----------
William N. Hulett, III......................................  1997     235,385(1)    150,000
     President and Chief Executive Officer
Rocco A. Di Lillo...........................................  1997     127,404        75,000
     Vice President, Chief Operating Officer and President
       of Corporate Lodgings, Inc.
Mark D. Gagne...............................................  1997     123,269(1)     75,000
     Chief Financial Officer and Treasurer

---------------

(1) Includes consulting fees paid prior to the commencement of employment.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information with respect to stock options granted to the Chief Executive Officer and the named executive officers during 1997. The Company has not granted SARs.

                                                                                            POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                ---------------------------------------------------------     ANNUAL RATES OF
                                  NUMBER OF      PERCENT OF                                     STOCK PRICE
                                 SECURITIES     TOTAL OPTIONS                                   APPRECIATION
                                 UNDERLYING      GRANTED TO                                   FOR OPTION TERMS
                                   OPTIONS      EMPLOYEES IN      EXERCISE     EXPIRATION   --------------------
                                GRANTED(#)(1)    FISCAL YEAR    PRICE ($/SH)      DATE       5%($)      10%($)
                                -------------   -------------   ------------   ----------    -----      ------
William N. Hulett, III........     150,000           28%           $9.00        9/24/07     849,008    2,151,552
Rocco A. Di Lillo.............      75,000           14%           $9.00        9/24/07     424,504    1,075,776
Mark D. Gagne.................      75,000           14%           $9.00        9/24/07     424,504    1,075,776

---------------

(1) Each option becomes exercisable with respect to one-third of the shares subject to the Option on each of January 1, 1998, 1999 and 2000. The Compensation Committee may at any time accelerate the exercisability of any Option. In addition, in the event of a change in control of the Company (as determined by the Compensation Committee), the Committee may take such actions with respect to the Options as it considers equitable and in the best interests of the Company. Under the terms of Mr. Gagne's employment agreement, in the event that Mr. Gagne terminates his employment with the Company following a change in control, all of his Options will immediately become exercisable. Immediately upon the effectiveness of a change in control, and regardless of whether Mr. Gagne voluntarily terminates his employment by the Company, all unvested portions of Options issued to Mr. Gagne shall immediately and automatically vest and become exercisable.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table shows certain information concerning the aggregate number and dollar value of all Options (both exercisable and unexercisable) held by the Chief Executive Officer and the other named executive officers as of December 31, 1997. None of these officers exercised any Options in 1997 and none of the Options were exercisable on December 31, 1997.

                                                         NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                                                        OPTIONS AT DECEMBER 31,     AT DECEMBER 31,
                                                                1997(#)                 1997($)
                                                        -----------------------   --------------------
                                                             UNEXERCISABLE          UNEXERCISABLE(1)
                                                        -----------------------   --------------------
William N. Hulett, III................................          150,000                 173,400
Rocco A. Di Lillo.....................................           75,000                  86,700
Mark D. Gagne.........................................           75,000                  86,700

---------------

(1) Calculated using the difference between the Option exercise prices and $10.156, the closing price of the Company's Common Stock on Nasdaq on December 31, 1997.

EMPLOYMENT AGREEMENTS

     Mr. Hulett has an employment contract ending May 31, 2000 to serve as the Company's Chief Executive Officer and President. Under this contract, Mr. Hulett will receive a base salary of $200,000 for the one-year period ending March 31, 1998, subject to discretionary increases and also subject to specified increases if the Company achieves budgeted net earnings per share. Mr. Hulett also may receive a bonus of up to 50% of his base salary based on performance goals and other criteria. Mr. Hulett has agreed not to compete with the Company for a period of two years following termination of his employment. From January through May 1997, Mr. Hulett served as a consultant to the Company pursuant to a consulting agreement.

     Mr. Gagne has an employment contract ending May 31, 2000 to serve as the Company's Chief Financial Officer. Under this contract, Mr. Gagne will receive a base salary of $125,000 for the one-year period ending January 2, 1998, subject to discretionary increases, and a bonus of up to 40% of his base salary on performance goals and other criteria. Under certain circumstances, Mr. Gagne will receive severance benefits consisting of three months' salary, six months' benefits and a pro rata portion of his bonus payment, if payable. In the event of a change in control (as defined in Mr. Gagne's employment agreement), Mr. Gagne may terminate the contract and receive one year's salary and a pro rata portion of his bonus, if payable. Mr. Gagne has agreed not to compete with the Company for a period of two years following termination of his employment.

     Mr. Di Lillo has an employment contract ending January 2, 2000. Under this contract, Mr. Di Lillo will receive a base salary of $125,000, subject to discretionary increases, and a bonus of up to 40% of his base salary based on performance goals and other criteria. The contract may be terminated by the Company without cause upon the approval of two-thirds of the Company's Board of Directors. Mr. Di Lillo has agreed not to compete with the Company until January 2, 2002 or, if later, three years from the date of termination of employment by the Company (regardless of the reason therefor).

COMPENSATION COMMITTEE REPORT

     The Company was incorporated in August 1996 to combine the business operations of certain companies.

     Prior to the completion of its initial public offering in September 1997, the Company did not have a Compensation Committee or any other committee of the Board of Directors. Decisions concerning compensation of executive officers were made during this period by the Company's Board of Directors. The Company entered into employment contracts with its executive officers in January and May 1997. These employment contracts established the initial salaries of its executive officers, including the Chief Executive Officer.

     The Company did not pay bonuses to the Chief Executive Officer or any of the other named executive officers in 1997, in large part because the Company was still in its start-up and initial growth phase. The Company has granted equity incentives in the form of stock options under the Equity Plan to its executive officers and employees. The Company believes that granting such long-term incentive compensation will allow the Company to retain and motivate such officers and employees.

     Over the next year, the Compensation Committee intends to formulate and formalize compensation policies with respect to the Company's executive officers. In addition to the continued use of long-term equity incentive compensation, such policies may include the payment of annual cash bonuses in order to reward certain individual or Company-wide achievements or the attainment of certain individual and Company-wide goals.

                                            Respectfully submitted by,

                                            THE COMPENSATION COMMITTEE
                                             JAMES M. BIGGAR
                                             ROBERT R. MESEL
                                             JERRY SUE THORNTON

COMPARATIVE STOCK PERFORMANCE

     The following graph and chart sets forth during the period commencing September 25, 1997 the first day that the Common Stock was traded on Nasdaq and ending December 31, 1997 the annual change in the cumulative total return on the Company's Common Stock with the Nasdaq Stock Market (U.S.) and with the Dow Jones Lodging Industry Group index (the "Industry Group"), assuming the investment of $100 on September 24, 1997 (at $9.00, for the Common Stock (the IPO price), and at the market close for the indices) and the reinvestment of any dividends.

                            COMPARATIVE TOTAL RETURN

  MEASUREMENT PERIOD                              INDUSTRY
(FISCAL YEAR COVERED)         BRIDGESTREET         GROUP             NASDAQ
9/24/97                          100.00            100.00            100.00
9/30/97                          127.78            103.55            100.00
10/31/97                         127.78             99.30             94.98
11/30/97                         116.67            100.36             95.38
12/31/97                         112.89            102.42             93.80

                              CERTAIN STOCKHOLDERS

     The following table sets forth information as of March 31, 1998 with respect to (i) each director of the Company, (ii) the named executive officers,
(iii) all officers and directors of the Company as a group and (iv) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock as of such date. This information has been furnished by the persons listed in the table. Except as indicated in the footnotes below, the persons named in this table have sole investment and voting power with respect to the shares beneficially owned by them.

                                                                                PERCENT OF
                                                                 SHARES         OUTSTANDING
                                                              BENEFICIALLY        SHARES
                  NAME OF BENEFICIAL OWNER                      OWNED(1)           OWNED
                  ------------------------                    ------------      -----------
Directors
William N. Hulett, III......................................     235,000(2)         2.9%
Rocco A. Di Lillo(3)........................................     635,851(4)         7.8%
Mark D. Gagne...............................................     115,500(5)         1.4%
Paul M. Verrochi............................................     300,500(6)         3.7%
James M. Biggar.............................................       6,166(7)           *
Lynda D. Clutchey(3)........................................     555,213(8)         6.8%
Robert R. Mesel.............................................       6,666(7)           *
Connie F. O'Briant..........................................     291,408(9)         3.6%
Melanie R. Sabelhaus(3).....................................     771,805(10)        9.4%
Jerry Sue Thornton..........................................       4,266(7)           *
SLD Partnership(11).........................................   1,169,395(7)        14.3%
All Executive Officers and Directors as a Group (10
  Persons)..................................................   4,091,770(12)       50.1%

---------------

   * Less than 1%.

 (1) Percentages are based upon 8,169,959 shares of Common Stock outstanding on April 3, 1998.

 (2) Includes options to purchase 50,000 shares of Common Stock.

 (3) The stockholder's address is c/o BridgeStreet Accommodations, Inc., 30670 Bainbridge Road, Solon, Ohio 44139.

 (4) Includes options to purchase 25,000 shares of Common Stock.

 (5) Includes 3,000 shares of Common Stock held by Mr. Gagne's children. Also includes options to purchase 25,000 shares of Common Stock.

 (6) Includes 150,250 shares of Common Stock held in a trust for the benefit of Mr. Verrochi's children, with respect to which Mr. Verrochi disclaims beneficial ownership.

 (7) Includes options to purchase 4,166 shares of Common Stock.

 (8) Consists of (i) 47,890 shares of Common Stock held jointly with Ms. Clutchey's spouse and (ii) 507,323 shares of Common Stock held of record by SLD Partnership, an Ohio general partnership, with respect to which Ms. Clutchey has voting and investment power.

 (9) Includes 141,790 shares of Common Stock held by Ms. O'Briant's spouse, as to which shares Ms. O'Briant's disclaims beneficial ownership.

(10) Includes 18,250 shares of Common Stock held by Ms. Sabelhaus' spouse and 100,000 shares of Common Stock held by trusts for the benefit of Ms. Sabelhaus' children, all as to which Ms. Sabelhaus disclaims beneficial ownership.

(11) The address of SLD Partnership is 1515 Bethel Road, Columbus, Ohio 43220. Ms. Clutchey and two of her siblings are general partners of SLD Partnership.

(12) See Notes 2, 4, 5, 6, 7, 8 and 9 above.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

  The Combination

     In connection with the acquisition by the Company of Corporate Lodging, Inc. ("CLI"), Exclusive Interim Properties, Ltd. ("EIP"), HAI Acquisition Corp., Temporary Corporate Housing, inc. ("TCH") and Temporary Housing Experts, inc. (collectively, the "Founding Companies"), the Company acquired all of the issued and outstanding capital stock of the Founding Companies (the "Combination"). The aggregate consideration paid by the Company in the Combination was 4,301,000 shares of Common Stock. Of this amount, individuals who are executive officers and/or directors of the Company received the following: Mr. Di Lillo, 835,901 shares; Ms. Sabelhaus, 1,001,805 shares (including shares issued to her spouse); Ms. O'Briant, 391,408 shares (including shares issued to her spouse); and Ms. Clutchey, 1,537,285 shares (including shares issued to a general partnership in which each of Ms. Clutchey and two of her siblings are general partners). See "Principal Stockholders." Pursuant to the terms of the agreements by which their Founding Companies were merged into the Company, each of Mr. Di Lillo, Ms. Sabelhaus, Ms. O'Briant and Ms. Clutchey were designated directors of the Company.

     Each of Ms. Sabelhaus, Ms. O'Briant and Ms. Clutchey has entered into an employment agreement with the Company. Each employment agreement provides for an initial base salary of $100,000, subject to upward adjustment in the sole discretion of the Company's Board of Directors, and participation in the Company's bonus and benefit plans. The employment agreements expire on January 2, 2000 but may be terminated earlier in the event of disability, for cause (as defined) or without cause by the approval of two-thirds of the Company's Board of Directors. Mr. Di Lillo also entered into an employment agreement in connection with the Combination.

     Each of Mr. Di Lillo, Ms. Sabelhaus, Ms. O'Briant and Ms. Clutchey has agreed not to compete with the Company until January 2, 2002 or, if later, three years from the date of termination of employment by the Company (regardless of the reason therefor).

  American Business Partners LLC ("ABP")

     Mr. Verocchi, Chairman of the Company, is a principal and Chairman of ABP. Certain of the expenses incurred by the Company in connection with the Combination and the IPO (estimated at approximately $535,000) were paid by ABP, and the Company reimbursed ABP out of the proceeds of the IPO. ABP previously had advanced funds on an interest-free basis on behalf of the Company to cover certain of such expenses.

     ABP has agreed to assist the Company to complete future acquisitions if the Company so requests. Under the terms of the agreement between the parties, which is terminable at will by either party, ABP will receive from the Company in cash 1% of the transaction value of acquisitions for which ABP at the Company's request provides assistance. ABP also will be reimbursed for all direct expenses incurred by ABP in connection with such acquisitions.

TRANSACTIONS INVOLVING OFFICERS AND DIRECTORS

     As a result of the Combination, the Company assumed the obligations of TCH under a three-year contract, effective January 1, 1996, with Saturn Enterprises, Inc. ("Saturn"), a corporation of which David Clutchey III is the sole stockholder. Mr. Clutchey is the husband of Lynda D. Clutchey, a director of the Company. Pursuant to the contract, TCH leases from Saturn on a non-exclusive basis televisions, VCRs, and microwave ovens. In 1997, TCH recorded expenses under this contract of approximately $281,000. The Company has no obligation to lease equipment under the contract, but may continue to do so. BridgeStreet believes that the terms of this contract are no less favorable than could be obtained from non-affiliated parties.

     The Company also assumed TCH's obligations under an exclusive lease agreement with Integrity Furniture, Inc. ("Integrity"), a company which was 49% owned by SLD Partnership ("SLD"), an Ohio general partnership in which Ms. Clutchey and two of her siblings each are general partners. The agreement was entered into on September 12, 1995, has a five-year term and provides that the lessor has the exclusive right to furnish all of the Company's leased accommodations in Pittsburgh, Pennsylvania at agreed-upon prices. The initial unit lease terms are for minimum three-month periods that then are renewable monthly. The Company believes that the lease terms are no less favorable than could be obtained from non-affiliated parties. The rental amounts under this contract totalled approximately $395,000 during 1997. On December 12, 1997, Integrity was sold in its entirety to an unaffiliated third party.

     As a result of the Combination, the Company assumed the obligation of EIP to repay the outstanding balance borrowed to finance certain working capital requirements under a personal line of credit maintained by Melanie R. Sabelhaus. The Company repaid the outstanding balance from the net proceeds of the IPO, together with accrued interest at a rate equal to the rate under the line of credit.

     In February 1997, Thomas W. O'Briant loaned one of the Company's operating subsidiaries $50,000 to satisfy working capital requirements. The loan bore interest at a rate of 8.0%, and all outstanding principal and interest under such loan was repaid by the Company from the net proceeds of the IPO. Mr. O'Briant is the husband of Connie F. O'Briant, a director of the Company.

     CLI performed certain general and administrative services (e.g., accounting services) for City Visitor, an entity which publishes a travel magazine and is 100% owned by Mr. Di Lillo. For services during 1997, City Visitor paid CLI approximately $1,900. City Visitor sold advertising space in its magazine to CLI during 1997, and was paid, approximately $16,000. Following this offering, the Company intends to continue purchasing advertising space from City Visitor from time to time. However, the Company has neither entered into a contract with, nor made any commitment with respect to the amounts of advertising purchases from, City Visitor. The Company believes that the prices currently paid to City Visitor for advertising are no less favorable than could be obtained from non-affiliated third parties.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices by December 15, 1998 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

                                 OTHER MATTERS

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                            By Order of the Board of Directors

                                            CONSTANTINE ALEXANDER
                                            Secretary

April 14, 1998

                                                                       EXHIBIT A

                       BRIDGESTREET ACCOMMODATIONS, INC.

                           1997 EQUITY INCENTIVE PLAN

SECTION 1  PURPOSE AND DURATION

     1.1 Purposes. The purposes of the Plan are to attract, retain and motivate employees and consultants of the Company, its Parent (if any), and any present or future Subsidiaries and to enable them to participate in the growth of the Company by providing for or increasing the proprietary interests of such persons in the Company.

     1.2 Effective Date. The Plan is effective as of the date of its adoption by the Board.

     1.3 Expiration Date. The Plan shall expire one day less than ten years from the date of the adoption of the Plan by the Board. In no event shall any Awards be made under the Plan after such expiration date, but Awards previously granted may extend beyond such date.

SECTION 2  DEFINITIONS

     As used in the Plan, the following capitalized words shall have the meanings indicated below:

          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Performance Shares, Restricted Stock or Stock Units.

          "Award Agreement" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the committee of the Board appointed by the Board to administer the Plan in accordance with Section 3.1.

          "Company" means BridgeStreet Accommodations, Inc., a Delaware corporation, or any successor thereto.

          "Director" means any individual who is a member of the Board.

          "Fair Market Value" means, with respect to a Share, the fair market thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Board in good faith but in no event less than, in the case of newly issued stock, the par value per Share; provided that if the Board does not adopt or employ any such valuation methodology and Shares are traded on an exchange or quoted on The Nasdaq National Market, fair market value shall mean, on the relevant date of determination, the closing price of a Share traded on the principal exchange for the Shares or, if the Shares are so traded, the closing or last price quoted on The Nasdaq National Market.

          "Grant Date" means the effective date of an Award as specified by the Board and set forth in the applicable Award Agreement.

          "Incentive Stock Option" or "ISO" means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code.

          "Non-Employee Director" means a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the 1934 Act.

          "Nonqualified Stock Option" or "NQO" means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is not intended to be an ISO.

          "Option" means an ISO or an NQO.

          "Parent" means a "parent corporation" as that term is defined in
     Section 424 of the Code.

          "Participant" means an individual who has been selected by the Board to receive an Award under the Plan.

          "Performance Cycle" means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned. More than one Performance Cycle may be in progress at any one time and the duration of Performance Cycles may differ.

          "Performance Share" means a Share awarded to a Participant under
     Section 8 of the Plan that entitles the Participant to acquire Shares upon the attainment of specified performance goals.

          "Plan" means the 1997 Equity Incentive Plan set forth in this document and as hereafter amended from time to time in accordance with Section 13.

          "Restricted Period" means the period of time selected by the Board during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

          "Restricted Stock" means Shares awarded to a Participant under Section 9 of the Plan pursuant to an Award that entitles the Participant to acquire Shares for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase the Shares at their original purchase price (or to require forfeiture of the Shares if the purchase price was zero) upon the Participant's termination of employment.

          "SAR" or "Stock Appreciation Right" means an Award that is designated as an SAR pursuant to Section 7 of the Plan, granted alone or in connection with a related Award, entitling a Participant to receive an amount in cash or Shares or a combination thereof having a value equal to (or if the Board shall so determine at time of grant, less than) the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the Grant Date (or over the Option exercise price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of Shares with respect to which the Stock Appreciation Right is exercised.

          "Shares" means shares of the Company's common stock, par value $0.01 per share.

          "Stock Unit" means an Award of a Share or a unit valued in whole or in part by reference to, or otherwise based on, the value of a Share, granted to a Participant under Section 10 of the Plan.

          "Subsidiary" means a "subsidiary corporation" as that term is defined in Section 424 of the Code.

SECTION 3  ADMINISTRATION OF THE PLAN

     3.1 The Board. The Plan shall be administered by the Board. The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to the Committee, in which event all references in the Plan to the Board (except references in Section 13.1) shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two Non-Employee Directors.

     3.2 Authority of the Board. The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall consider advisable from time to time, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The Board's decisions and interpretations shall be final and binding.

SECTION 4  ELIGIBILITY OF PARTICIPANTS

     The persons eligible to receive Awards under the Plan shall be all executive officers of the Company, its Parent (if any), and any Subsidiaries and other employees, consultants and advisers who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company, its Parent (if any), and any Subsidiaries. Directors, including directors who are not employees, of the Company, its Parent (if any), and any Subsidiaries, shall be eligible to receive Awards under the Plan.

SECTION 5  STOCK AVAILABLE FOR AWARDS

     5.1 Number of Shares. Awards may be made under the Plan for up to One Million Five Hundred Thousand (1,500,000) Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

     5.2 Lapsed, Forfeited or Expired Awards. If any Award in respect of Shares expires or is terminated before exercise or is forfeited for any reason, the Shares subject to such Award, to the extent of such expiration, termination, or forfeiture, shall again be available for award under the Plan.

     5.3  Maximum Number of Shares to a Single Participant in any Calendar
Year. In no event shall any Participant receive in any calendar year Awards under the Plan and any other grants for more than Two Hundred Thousand (200,000) Shares.

SECTION 6  STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Board may award Options and determine the number of shares to be covered by each Option, the exercise price therefor, the term of the Option, and any other conditions and limitations applicable to the exercise of the Option. The Board may grant ISOs, NQOs or a combination thereof.

     6.2 Exercise Price. Subject to the provisions of this Section 6, the exercise price for each Option shall be determined by the Board in its sole discretion.

     6.3 Restrictions on Option Transferability and Exercisability. No Option shall be transferable by the Participant other than by will or the laws of descent and distribution, and all Options shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that the Board may provide that an Option is transferable by the Participant and exercisable by persons other than the Participant upon such terms and conditions as the Board shall determine.

     6.4  Certain Additional Provisions for Incentive Stock Options

          6.4.1 Exercise Price. In the case of an ISO, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date of the Shares subject to the Option; provided, however, that if on the Grant Date the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the exercise price shall be not less than one hundred and ten percent (110%) of the Fair Market Value on the Grant Date of the Shares subject to the Option.

        6.4.2 Exercisability. Subject to Section 12.3 and 12.4, the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, its Parent (if any) and any Subsidiaries) shall not exceed $100,000.

          6.4.3 Eligibility. ISOs may be granted only to persons who are employees of the Company, its Parent (if any) or any Subsidiaries on the Grant Date.

          6.4.4 Expiration. No ISO may be exercised later than ten (10) years from the Grant Date; provided, however, that if the Option is granted to a Participant who, together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the ISO may not be exercised later than five (5) years from the Grant Date.

          6.4.5 Compliance with Section 422 of the Code. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision.

          6.4.6 Notice to Company of Disqualifying Disposition. Each Participant who receives an ISO agrees to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares received pursuant to the exercise of an ISO. The term "Disqualifying Disposition" means any disposition (including any sale) of Shares before the later of (a) two years after the Participant was granted the ISO under which the Participant acquired such Shares, or (b) one year after the Participant acquired the Shares by exercising the ISO.

          6.4.7 Substitute Options. Notwithstanding the provisions of Section 6.4.1, in the event that the Company, its Parent (if any) or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees or consultants of the Company, its Parent (if any) or any Subsidiary on account of such transaction may be granted ISOs in substitution for options granted by their former employer. The Board, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

     6.5 NQO Presumption. Options granted pursuant to the Plan shall be presumed to be NQOs unless expressly designated ISOs in the Award Agreement.

SECTION 7  GRANT OF STOCK APPRECIATION RIGHTS

     Subject to the terms and provisions of the Plan, the Board may award SARs in tandem with another Award (at or after the Grant Date of the other Award), or alone and unrelated to another Award, and may determine the terms and conditions applicable thereto, including the form of payment.

SECTION 8  PERFORMANCE SHARES

     8.1 Grant of Performance Shares. The Board may award Performance Shares to Participants and determine the performance goals applicable to each such Award, the number of Shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Shares. The payment value of each Performance Share shall be equal to the Fair Market Value of one Share on the date the Performance Share is earned or, in the discretion of the Board, on the date the Board determines that the Performance Share has been earned.

     8.2 Adjustment of Performance Goals. Except as provided in an Award, during any Performance Cycle, the Board may adjust the performance goals for the Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company or its Shares, changes in applicable tax laws or accounting principles, or such other factors as the Board shall determine.

     8.3 Written Certification. As soon as practical after the end of a Performance Cycle, the Board shall certify in writing the extent to which the performance goals applicable to each Participant for the Performance Cycle were achieved or exceeded and the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals.

SECTION 9  RESTRICTED STOCK

     9.1 Grant of Restricted Stock. The Board may award Shares of Restricted Stock and determine the purchase price, if any, therefor, the duration of the Restricted Period, the conditions under which the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Board may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for whatever consideration is determined by the Board, subject to applicable law.

     9.2 Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period.

     9.3 Evidence of Award. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver the certificates and stock power to the Participant.

     9.4 Shareholder Rights. A Participant shall have all the rights of a shareholder with respect to Restricted Stock awarded, including voting and dividend rights, unless otherwise provided in the Award Agreement.

SECTION 10  STOCK UNITS

     10.1 Grant of Stock Units. Subject to the terms and provisions of the Plan, the Board may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Board shall determine.

     10.2 Consideration. Shares awarded in connection with a Stock Unit shall be issued for whatever consideration is determined by the Board, subject to applicable law.

SECTION 11  OTHER AWARDS

     The Board shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Board determines to be consistent with the purposes of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. Other Awards may also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Board that are unrelated to the value of the Shares and that may be granted in tandem with, or independent of, other Awards under the Plan.

SECTION 12  GENERAL PROVISIONS APPLICABLE TO AWARDS

     12.1 Legal and Regulatory Matters. The delivery of Shares shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding Shares are listed at the time on any stock exchange or automated quotation system, the listing requirements of such exchange or system, and (iii) the Company's counsel's approval of all other legal matters in connection with the issuance and delivery of the Shares. If the sale of the Shares has not been registered under the 1933 Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.

     12.2 Award Agreement. The terms and provisions of an Award shall be set forth in an Award Agreement approved by the Board and delivered or made available to the Participant as soon as practicable following the Grant Date.

     12.3 Determination of Restrictions on the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Board and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Board may accelerate (i) the vesting or payment of any Award (including an ISO), (ii) the lapse of restrictions on any Award (including an Award of Restricted Stock) and
(iii) the date on which any Option or SAR first becomes exercisable.

     12.4 Mergers, etc. Notwithstanding any other provisions of the Plan, in the event of the acquisition of the Company in a transaction that is intended to be treated as a pooling of interests for accounting purposes, the Board shall cause the acquiror or an affiliate of the acquiror to grant replacement Awards to Participants. In all other transactions that result in the acquisition of the Company by another person or entity, the Board in its discretion shall either
(a) arrange for replacement Awards to be granted to Participants or (b) at least 20 days prior to consummation of such acquisition notify Participants that all outstanding Awards will terminate upon consummation and may be exercised in full immediately prior to consummation, or (c) terminate all Awards in exchange for a cash payment. Replacement Awards for ISOs shall satisfy the requirements of
Section 424(a) of the Code.

     12.5 Termination of Employment. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant: (i) a transfer to the employment of the Company from its Parent (if any) or from a Subsidiary, or from the Company to its Parent (if any) or to a Subsidiary, or from one Subsidiary to another, or from the Company's Parent (if any) to a Subsidiary, or from a Subsidiary to the Company's Parent (if any); or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing. For purposes of the Plan, employees of a Subsidiary or Parent (if any) shall be deemed to have terminated their employment on the date on which such Subsidiary or Parent ceases to be a Subsidiary or Parent of the Company, as the case may be.

     12.6 Date of and Effect of Termination of Employment. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Board. The Board shall have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

     12.7 Grant of Awards. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     12.8 Settlement of Awards. No Shares shall be delivered pursuant to any exercise of an Award until payment in full of the price therefor, if any, is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the Grant Date, by delivery of a note or Shares, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Board shall determine.

     12.9 Withholding Requirements and Arrangements. The Participant shall pay to the Company or make provision satisfactory to the Board for payment of any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, such tax obligations may be paid in whole or in part in Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     12.10 No Effect on Employment. The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company, its Parent (if any) or any Subsidiary. The loss of existing or potential profit in Awards granted under the Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

     12.11 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she becomes the holder thereof.

     12.12 Adjustments. Upon the happening of any of the following described events, a Participant's rights with respect to Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement.

          12.12.1 Stock Splits and Recapitalizations. In the event the Company issues any of its Shares as a stock dividend upon or with respect to the Shares, or in the event Shares shall be subdivided or combined into a greater or smaller number of Shares, or if, upon a merger or consolidation (except those described in Section 12.4), reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, Shares shall be exchanged for other securities of the Company, securities of another entity, cash or other property, each Participant upon exercising an Award (for the aggregate purchase price to be paid under the Award) shall be entitled to purchase such number of Shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the Shares with respect to which the Award is exercised at all times between the Grant Date of the Award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per Share.

          12.12.2 Restricted Stock. If any person owning Restricted Stock receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in
     Section 12.12.1 as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued.

          12.12.3 Board Determination. Notwithstanding any provision to the contrary, no adjustments shall be made pursuant to this Section 12.12 with respect to ISOs unless (i) the Board, after consulting with counsel for the Company, determines that such adjustments would not constitute a "modification," "extension" or "renewal" of such ISOs as such terms are defined in Section 424 of the Code, (ii) would cause any adverse tax consequences for the holders of such ISOs or (iii) the holders of such ISOs consent to the adjustment. No adjustments to ISOs shall be made for dividends paid in cash or in property other than securities of the Company.

          12.12.4 Fractional Shares. No fractional Shares shall be issued under the Plan. Any fractional Shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional Shares.

          12.12.5 Other Distributions. The Board may adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

          12.12.6 Further Adjustment. Upon the happening of any of the events described in Sections 12.12.1 or 12.12.5, the class and aggregate number of Shares set forth in Sections 5.1 and 5.3 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall be appropriately adjusted to reflect the events described in such Sections. The Board shall determine the specific adjustments to be made under this Section 12.12.6.

SECTION 13  AMENDMENT AND TERMINATION

     13.1 Amendment, Suspension, Termination of the Plan. The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Plan shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement; and provided, further, that such modification, amendment, suspension or termination shall not, without a Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made.

     13.2 Amendment, Suspension, Termination of an Award. The Board may modify, amend or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to a NQO; provided, however, that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 14  LEGAL CONSTRUCTION

     14.1 Captions. The captions provided herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan or serve as a basis for interpretation or construction of the Plan.

     14.2 Severability. In the event any provision of the Plan is held invalid or illegal for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     14.3 Governing Law. The Plan and all rights under the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware.

                                                                       EXHIBIT B

                       BRIDGESTREET ACCOMMODATIONS, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. This BridgeStreet Accommodations, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is intended to encourage and assist employees of BridgeStreet Accommodations, Inc. (the "Corporation") and the employees of any present or future designated subsidiaries of the corporation in acquiring a stock ownership interest in the Corporation. The Plan is intended to be an Employee Stock Purchase Plan under, and complying with, the terms and conditions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Stock Subject to the Plan. Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of shares of Common Stock (the "Shares") which may be issued under this Plan upon the exercise of nontransferable options granted under this Plan to participating employees is 500,000. The Shares shall be authorized but unissued shares of Common Stock of the Corporation, $.01 par value per share. The Corporation during the term of the Plan shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

     3. Quarterly Periods. As used herein the term "quarterly period" shall mean the three month period beginning on the first day of the first month of each of the Corporation's fiscal quarters and ending on the last day of the last month of each of the Corporation's fiscal quarters, with the first such quarterly period beginning July 1, 1998, and ending September 30, 1998.

     4. Eligibility. Any employee who has completed six full months of employment with the Corporation or any of its present or future designated subsidiaries (except (a) any employee who directly or by attribution owns stock constituting 5% or more of the total combined voting power or value of all classes of stock of the Corporation or subsidiary of the Corporation at the start of any quarterly period, (b) those employees whose customary employment is 20 hours or less per week, or (c) those employees whose customary employment is for not more than five months in any calendar year) is eligible to participate in the Plan on the first day of the quarterly period following the completion of six full months of employment. Any subsidiary of the Corporation, including future subsidiaries, may or may not be designated by the Board of Directors of the Corporation as a corporation whose employees may participate in the Plan as provided above.

     For purposes of the Plan, "subsidiary" shall mean a corporation of which not less than fifty percent (50%) of the voting shares are held by the Corporation or a subsidiary of the Corporation. For purposes of this Section 4, the rules of Section 424(d) of the Code shall apply in determining ownership of stock by an employee, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

     5. Joining the Plan. Any eligible employee's participation in the Plan shall be effective as of the first day of the quarterly period following the day on which the employee completes, signs and returns to the Corporation a Stock Purchase Plan Application and Payroll Deduction Authorization form indicating his or her acceptance of and agreement to participation in the Plan, and indicating the employee's standing level of contribution to the Plan in accordance with Paragraph 6 below. Membership of any employee in the Plan is entirely voluntary. Except as provided in Paragraph 4, all employees who elect to participate in the Plan shall have the same rights and privileges.

     Any employee participating in this Plan or receiving shares of Common Stock hereunder shall have no rights with respect to continuation of employment with the Corporation or any subsidiary, nor with respect to continuation of any particular terms and conditions of employment, or Corporation business, policy or product, including this Plan.

     6. Participant Contributions. Any employee electing to participate in the Plan must authorize a whole percentage (not less than 1% nor more than 10%) or a whole dollar amount (not less than $10.00) of the employee's regular pay to be deducted by the Corporation from the employee's regular pay during each quarterly period, provided that in no event may such percentage or amount result in total deductions of less than $100.00 per quarterly period for such employee.

     Notwithstanding the foregoing, no employee shall be entitled to purchase Shares under all employee stock purchase plans of the Corporation and its related corporations, including the Plan, which has an aggregate fair market value (determined at the date(s) of grant) of more than $6,250.

     An employee may elect to have amounts deducted from his or her pay as described above, by delivering to the Corporation a Stock Purchase Plan Application and Payroll Deduction Authorization form stating the percentage or amount to be deducted. If an employee has not filed such documents at least seven calendar days prior to the commencement date of a quarterly period, he or she will be deemed to have elected not to have any of his or her pay withheld during such quarterly period; provided, however, that deductions may be increased or decreased prospectively during a quarterly period by filing a new election, which will be effective as of the first business day immediately subsequent to its filing and processing; provided, further that no more than one such new election may be made during each quarterly period.

     No participant will be permitted to make contributions for any period during which he or she is not receiving pay from the Corporation or one of its present or future designated subsidiaries.

     7. Issuance of Shares. On the last trading day of each quarterly period so long as the Plan shall remain in effect, and provided the participant has not before that date advised the Corporation that he or she elects to withdraw his or her entire account, the Corporation shall apply the funds in the participant's account as of that date to the purchase of authorized but unissued whole shares of its Common Stock.

     The cost to each participant for the Shares so purchased shall be eighty-five percent (85%) of the lower of the fair market value of the Common Stock on the first trading day of the quarterly period (the "date of grant") or the fair market value of the Common Stock on the last trading day of the quarterly period. For purposes of this Paragraph 7, "fair market value" of the Common Stock shall mean the last reported sale price of the Common Stock on Nasdaq's National Market System, or if the stock is traded on one or more securities exchanges, the closing price (or the average of all such closing prices) on all such exchanges.

     Any moneys remaining in such participant's account equaling less than the sum required to purchase one Share, or moneys remaining in such participant's account by reason of application of the provisions of the next paragraph hereof shall, unless otherwise requested by the participant, be held in the participant's account for use during the next quarterly period. Any moneys remaining in such participant's account by reason of his or her prior election to withdraw his or her entire account shall be disbursed to the employee without interest within 30 days following delivery of his or her election to the Corporation. The Corporation shall as expeditiously as possible after the last day of each quarterly period issue to the participant entitled thereto the certificate evidencing the shares purchased on behalf of him or her as provided herein.

     Notwithstanding anything above to the contrary, (a) if the number of Shares all participants desire to purchase at the end of any quarterly period exceeds the number of Shares then available under the Plan, the Shares available shall be allocated among such participants in proportion to their contributions during the quarterly period (but no fractional shares shall be issued); and (b) no funds in any participant's account shall be applied to the purchase of Shares and no Shares hereunder shall be issued unless such Shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

     8. Termination of Participation. An employee's participation in the Plan will be terminated when the participant (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged from the Corporation or one of its present or future subsidiaries, (c) dies, or (d) does not receive pay from the Corporation or one of its present or future subsidiaries for twelve
(12) consecutive months, unless the failure to receive pay is due to an illness, injury or for other reasons approved by the persons or person appointed by the Corporation to administer the Plan as provided in Paragraph 10 below. Upon termination of participation, an eligible employee shall not be entitled to rejoin the Plan until the first day of the quarterly period immediately following the quarterly period in which the termination occurs[, provided that a terminated participant who is an eligible executive officer of the Corporation shall not be entitled to rejoin the Plan until the first day of the first quarterly period that commences on or after the expiration of six months from the date of termination of participation]. Upon termination of participation, the participant shall be entitled to all moneys remaining in his or her individual account without interest within (30) days thereafter.

     9. Beneficiary. Each participant may file a written designation of one or more beneficiaries who is to receive any Shares credited to such participant's account under the Plan in the event of the death of such participant prior to delivery to such participant of the certificate(s) representing all such Shares. Such designation may be changed by the participant at any time by written notice received at the principal executive offices of the Corporation.

     Upon the death of a participant his or her account shall be paid or distributed to the beneficiary or beneficiaries designated by such participant, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Corporation shall not be under any further liability to anyone. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant indicates to the contrary in his or her designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the issuance of fractional shares.

     10. Administration of the Plan. The Plan shall be administered by such officers or other employees of the Corporation or Committee of the Board of Directors as the Board of Directors of the Corporation may from time to time select, and the persons so selected shall be responsible for the administration of the Plan. All terms of the Plan shall be subject to interpretation by the Compensation Committee of the Board of Directors whose decision shall be final and binding on all parties. All costs and expenses incurred in administering the Plan shall be paid by the Corporation.

     11. Modification and Termination. The Corporation expects to continue the Plan until such time as the Shares reserved for issuance under the Plan have been sold. The Corporation reserves, however, the right to amend, alter or terminate the Plan in its discretion, and intends to terminate the Plan in the event shareholder approval of the Plan is not obtained prior to February 1, 1999. Notwithstanding the foregoing, no amendment may be made without approval of the holders of a majority of the Corporation's outstanding Common Stock if such amendment would increase the number of shares then available under the Stock Purchase Plan. Upon termination, each participant shall be entitled to all moneys remaining in his or her individual account without interest within thirty
(30) days thereafter.

     12. Adjustments Upon Changes in Capitalization. Appropriate and proportionate adjustments shall be made in the number and class of shares of stock subject to the Plan, and to the rights granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Corporation.

     13. Merger or Consolidation. In the event of a merger or consolidation to which the Corporation is a party (other than a merger or consolidation in which shareholders of the Corporation immediately prior to the merger or consolidation shall immediately following the merger or consolidation own securities in the resulting corporation having the right to cast more than 50% of the votes necessary to elect a majority of the directors of the resulting corporation), or in the event of a sale or transfer of all or substantially all of the Corporation's assets, the Plan shall terminate and the date of such merger, consolidation, sale or transfer shall be treated as the end of the quarterly period within which such event occurs. To the extent of payroll deductions credited to each participant's account on the date of such merger, consolidation, sale or transfer, the holder of each option then outstanding shall be deemed to have exercised the option and shall be entitled to receive, as nearly as reasonably may be determined, the securities or property to which a holder of Shares was entitled immediately prior to the merger, consolidation, sale or transfer. The Board of Directors shall take such steps in connection with any merger, consolidation, sale or transfer as it may deem necessary to insure that the provisions of this Section 13 will thereafter be applicable, as nearly as reasonably possible, to such securities or property.

     14. Transferability of Rights. No rights of any employee under the Plan shall be transferable by him or her, by operation of law or otherwise, except to the extent that a participant is permitted to designate a beneficiary or beneficiaries as herein above provided, and except to the extent permitted by will or the laws of descent and distribution if no such beneficiary be designated.

     15. Participation in Other Plans. Nothing herein contained shall affect any employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Corporation.

     16. Applicable Law. The interpretation, performance and enforcement of this Plan shall be governed by the laws of the State of Delaware.

     17. Effective Date of Plan: Shareholder Approval. The plan shall become effective upon approval by the Corporation's Board of Directors, and shall be submitted to the shareholders of the Corporation for their approval at the Annual Meeting of Shareholders to be held in May 1998. The Corporation's obligation to offer, sell or deliver Shares under the Plan is subject to any governmental approval required in connection with the authorized issuance or sale of such Shares and is further subject to the determination by the Corporation that it has complied with all applicable securities and tax laws and regulations currently in effect.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1998
                       BRIDGESTREET ACCOMMODATIONS, INC.

    The undersigned, having received the Notice of Annual Meeting of Stockholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) William N. Hulett, III and Mark D. Gagne, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of BridgeStreet Accommodations, Inc. to be held May 19, 1998, and all adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of BridgeStreet Accommodations, Inc. that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the meeting.

    The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth below as may properly come before the Meeting and (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling to serve. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR THE OTHER MATTERS PRESENTED FOR APPROVAL.

Please mark vote as in this example.    [X]

1. For the election of all nominees listed below (except as otherwise indicated).

   [ ] FOR all nominees              [ ] WITHHOLD from all nominees

    NOMINEES:  James M. Biggar, Lynda D. Clutchey, Rocco A. Di Lillo, William N.
               Hulett, III, Robert R. Mesel, Connie F. O'Briant, Melanie R. Sabelhaus, Jerry Sue Thornton and Paul M. Verrochi.

--------------------------------------------------------------------------------
            FOR all nominees, except those listed on the line above

2. For the approval of the Company's 1997 Equity Incentive Plan, as amended to date.

     [ ] FOR the approval       [ ] AGAINST the approval       [ ] ABSTAIN

3.  For the approval of the Company's 1998 Employee Stock Purchase Plan.

     [ ] FOR the approval       [ ] AGAINST the approval       [ ] ABSTAIN
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                          Mark here for address change and note
                                          below.          [ ]

                                          ---------------------------------------    -------------------
                                          Signature                                  Date
                                          ---------------------------------------    -------------------
                                          Signature                                  Date

                                          In signing, please write name(s)
                                          exactly as appearing in the imprint on
                                          this card. For shares held jointly,
                                          each joint owner should sign. If
                                          signing as executor, or in any other
                                          representative capacity, or as an
                                          officer of a corporation, please
                                          indicate your full title as such.